UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2017

Dimension Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37601	46-3942159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

840 Memorial Drive, 4th Floor Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 401-0011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2017, Jean Franchi resigned as Chief Financial Officer, Secretary and Treasurer of Dimension Therapeutics, Inc. (the “Company”), effective July 28, 2017.

On July 24, 2017, the Company also entered into a separation agreement (the “Separation Agreement”) with Ms. Franchi in connection with her separation from service. Pursuant to the terms of the Separation Agreement and in consideration of a customary release of any claims by Ms. Franchi against the Company, Ms. Franchi will be entitled to severance payments in the aggregate amount equal to nine months of her annual base salary to be paid in monthly installments beginning on the first payroll period after the Separation Agreement becomes effective, continuation of healthcare benefits for up to nine months, and 100% vesting of all time-based equity awards with an exercise period extended until nine months following the separation from service. Additionally, if a change of control occurs during the nine-month period following Ms. Franchi’s separation from service, Ms. Franchi will be entitled to extended continuation of healthcare benefits until the twelfth month following her separation from service, and the foregoing payments that are not yet paid will be accelerated and paid along with an amount equal to three months of her annual base pay as well as her prorated target bonus.

The foregoing summary of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Effective July 28, 2017, Mary Thistle, the Company’s Chief Operating Officer will serve as the Company’s principal financial and accounting officer. Ms. Thistle, age 57, joined the Company as its chief business officer in February 2015 and became the Company’s chief operating officer in December 2016. From January 2014 until she joined the Company, Ms. Thistle served as senior vice president of business development at Cubist Pharmaceuticals Inc. (“Cubist”). Ms. Thistle joined Cubist in January 2009 and served as its senior director, business development from 2009 to 2012 and then its vice president, business development from 2012 to 2013. From 1997 through 2008, Ms. Thistle served as vice president and then senior vice president at ViaCell Inc., which was acquired by PerkinElmer LAS in 2007. Ms. Thistle holds a B.S. in business and accounting from the University of Massachusetts and has successfully completed the Uniform CPA Examination.

Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Ms. Thistle had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K under the U.S. Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement, dated July 24, 2017 between the Company and Ms. Franchi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2017	DIMENSION THERAPEUTICS, INC.

	By:	/s/ Mary Thistle
Mary Thistle
Chief Operating Officer